Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U. S. C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Community Bancorp. on Form 10-Q for the period ended September 30, 2018, filed with the SEC on the date hereof (the "Report"), the undersigned Chief Executive Officer of Community Bancorp. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

A signed original of this written statement required by Section 906 has been provided to Community Bancorp. and will be retained by Community Bancorp. and furnished to the SEC or its staff upon request.

Community Bancorp.

November 08, 2018	By: /s/ Kathryn M. Austin
Name: Kathryn M. Austin
Title: President & Chief Executive Officer
(Principal Executive Officer)